UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 17, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400, Burlingame, CA 94010

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (650) 685-2403

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 17, 2005, Rex Tokyo received a 100,000,000 Yen, or approximately $917,900 at current exchange rates, working capital loan from Chiba Bank Ltd, an unrelated Japanese bank. The loan will be used to fund Rex Tokyo’s growth.

The loan requires thirty four monthly payments of 2,900,000 Yen, or approximately $26,619 at current exchange rates, plus interest starting July 25, 2005, with a final payment of 1,400,000 Yen, or approximately $12,851 at the current exchange rates plus interest, due on May 25, 2008. The loan accrues interest at 2.3% and is guaranteed by the CEO of Rex Tokyo Co Ltd. There are no covenants or security requirements related to the loan.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Exhibits:

Exhibit No.	Description
2.1	Financial Loan Document dated March 17, 2005 between Rex Tokyo Co Ltd and Chiba Bank Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: June 22, 2005

By:	/s/ Alan Margerison

Alan Margerison

President and Chief Executive Officer